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                                                                  EXHIBIT 4.3


                       SENSORMATIC ELECTRONICS CORPORATION

                                BANKBOSTON, N.A.

                                  AS DEPOSITARY

                                       AND

                         HOLDERS OF DEPOSITARY RECEIPTS

                                DEPOSIT AGREEMENT

                           DATED AS OF APRIL 13, 1998

         DEPOSIT AGREEMENT, dated as of April 13, 1998, among SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation (the "Company"), BANKBOSTON, N.A., a national banking association, as depositary (the "Depositary"), and all holders from time to time of Depositary Receipts issued hereunder.

                              W I T N E S S E T H:

         WHEREAS, the Company desires to provide for the deposit of shares of 6 1/2% Convertible Preferred Stock, par value of $0.01 per share (the "Preferred Stock"), of the Company and for the issuance of Depositary Receipts evidencing Depositary Shares in respect of the Preferred Stock so deposited, all on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

         NOW, THEREFORE, in consideration of the mutual premises contained herein, it is agreed by and among the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Agreement and the Depositary Receipts:

                  "Authorizing Resolutions" means the resolutions adopted by the Company's Board of Directors establishing and setting forth the rights, preferences and privileges of the Preferred Stock.



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                  "Certificate of Incorporation" means the Restated Certificate of Incorporation, as amended from time to time, of the Company.

                  "Certificate of Designations" means the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof, filed with the Secretary of State of the State of Delaware, setting forth the terms of the Preferred Stock.

                  "Company" means Sensormatic Electronics Corporation, a Delaware corporation, having its principal office at 951 Yamato Road, Boca Raton, Florida 33431, and its successors.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Deposit Agreement" means this Agreement, as the same may be amended or supplemented from time to time.

                  "Depositary" means BankBoston, N.A., a national banking association, and any successor as depositary hereunder.

                  "Depositary Shares" means the interest in the Preferred Stock deposited with the Depositary hereunder and represented by the Receipts. Each Depositary Share shall, as provided herein, represent an interest in one one-tenth (1/10th) of one share of Preferred Stock.

                  "Depositary's Agent" means any agent appointed by the Depositary pursuant to Section 7.05.

                  "Issue Date" means April 13, 1998.

                  "Liquidated Damages" means all liquidated damages then owing under the Registration Rights Agreement.

                  "Liquidation Preference" means, with respect to the Preferred Stock, a liquidation preference of $250 per share.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.


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                  "Preferred Stock" means shares of the Company's 6 1/2%
         Convertible Preferred Stock, par value $0.01 per share.

                  "Principal Office" means the principal office of the Depositary, at which at any particular time its corporate trust business shall be administered.

                  "Receipt" means one or more of the Depositary Receipts issued hereunder.

                  "Record Holder" as applied to a Receipt means the Person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

                  "Registrar" means any bank or trust company which shall be appointed to register Receipts as herein provided.

                  "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Depositary Shares, the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock, dated as of April 13, 1998, by and among the Company, Bear, Stearns & Co. Inc., Lehman Brothers Inc., NationsBanc Montgomery Securities LLC and Schroder & Co. Inc., as such agreement may be amended, modified or supplemented from time to time.

                  "Securities Act of 1993" means the Act of May 27, 1933 (15 U.S. Code,ss.ss.77a-77aa)), as from time to time amended.

                  "Stockholders" means the holders of the Preferred Stock.

                                   ARTICLE II

                  FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK,
                   EXECUTION AND DELIVERY, TRANSFER, SURRENDER
                           AND REDEMPTION OF RECEIPTS

         SECTION 2.1 FORM AND TRANSFERABILITY OF RECEIPTS. (a) Receipts shall be engraved or printed or lithographed on steel engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Depositary Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts shall be executed by the Depositary by the manual signature of a duly authorized representative of the Depositary, PROVIDED that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized representative of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed on behalf of the Company by the manual or facsimile signature of a duly authorized officer and executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized representative of the Depositary and, if executed by facsimile signature of the Depositary, shall have been countersigned manually




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by a duly authorized representative of such Registrar. The Depositary shall record on its books each receipt so signed and delivered as hereinafter provided.

                  (b) Receipts shall be in denominations of any number of whole Depositary Shares, unless otherwise directed by the Company.

                  (c) Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary at the direction of the Company or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or Nasdaq National Market upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Preferred Stock or otherwise.

                  (d) Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; PROVIDED, HOWEVER, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.6, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the Person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

         SECTION 2.2 FORM, DENOMINATION AND REGISTRATION. (a) The Depositary Shares shall be issued in the form of one or more Global Certificates (collectively, the "Global Certificate"). The Global Certificate shall be deposited on the Issue Date with, or on behalf of, the Depositary Trust Company ("DTC") and registered in the name of Cede & Co., as DTC's nominee (such nominee being referred to as the "Global Certificate Holder").

                  (b) So long as the Global Certificate Holder is the registered owner of any Depositary Shares, the Global Certificate Holder will be considered the sole holder under this Deposit Agreement of any Depositary Shares evidenced by the Global Certificate. Beneficial owners of Depositary Shares shall not be considered the owners or holders thereof under this Deposit Agreement for any purpose.

                  (c) Payments in respect of the Liquidation Preference, dividends and Liquidated Damages, if any, on any Preferred Stock underlying Depositary Shares registered in the name of the Global Certificate Holder on the applicable record date shall be payable by the Company to or at the direction of the Global Certificate Holder in its capacity as the registered holder under this Deposit Agreement. The Company may treat the Persons in whose name Depositary Shares, including the Global Certificate, are registered as the owners thereof for the purpose of receiving such payments.





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                  (d) Any Person having a beneficial interest in the Global
Certificate may, upon request to the Company, exchange such beneficial interest for Depositary Shares in the form of registered definitive certificates (the "Definitive Securities"). Upon any such issuance, the Company shall register such Definitive Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). If (i) the Company notifies the holders of beneficial interests in the Global Certificate in writing that DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days, or (ii) the Company, at its option, notifies such holders in writing that it elects to cause the issuance of Depositary Shares in the form of Definitive Securities under this Deposit Agreement, then, upon surrender by the Global Certificate Holder of the Global Certificate, Depositary Shares in such form will be issued to each Person that the Global Certificate Holder and DTC identify as being the beneficial owner of the related Depositary Shares.

                  (e) The Global Certificate shall bear a legend in substantially the following form:

                  "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITARY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE TRANSFER AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (f) The Depositary Shares, Preferred Stock issuable upon exchange for the Depositary Shares and the Common Stock issuable upon conversion of the Preferred Stock shall



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bear a legend to the following effect, unless the Company determines otherwise in compliance with applicable law:

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (l)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS),
                  (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  (g) Holders of the Depositary Shares, the Preferred Stock issuable upon exchange for the Depositary Shares and the Common Stock issuable upon conversion of the Preferred Stock shall have such rights with respect to such securities as are set forth in the Registration Rights Agreement.

         SECTION 2.3 DEPOSIT OF PREFERRED STOCK, EXECUTION AND DELIVERY OF RECEIPTS IN RESPECT THEREOF. (a) Subject to the terms and conditions of this Deposit Agreement, any holder of Preferred Stock may deposit such Preferred Stock under this Deposit Agreement by delivery to the Depositary at its Principal Office (or at





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such other place as may be agreeable to the Depositary) of a certificate or certificates for the Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt for the number of Depositary Shares representing such deposited Preferred Stock.

                  (b) The Depositary shall require, at the direction of the Company, that Preferred Stock presented for deposit at any time, whether or not the register of Stockholders is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Stock or to receive other property which any Person in whose name the Preferred Stock is or has been recorded may thereafter receive upon or in respect of such deposited Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

                  (c) Subject to the terms and conditions of this Deposit Agreement, Preferred Stock may also be deposited hereunder in connection with the delivery of Receipts to represent distributions under Section 4.2 and upon exercise of the rights to subscribe referred to in Section 4.3.

                  (d) Upon each delivery to the Depositary of a certificate or certificates for Preferred Stock to be deposited hereunder, together with the other documents above specified, the Depositary shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Registrar and transfer agent of the Preferred Stock for transfer and recordation in the name of the Depositary or its nominee of the Preferred Stock being deposited. Deposited Preferred Stock shall be held by the Depositary, at the Principal Office, or at such other place or places as the Depositary shall determine.

                  (e) Upon receipt by the Depositary of a certificate or certificates for Preferred Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the Person or Persons named in the written order delivered to the Depositary referred to in Section 2.3(a), a Receipt for the number of Depositary Shares representing the Preferred Stock so deposited and registered in such name or names as may be requested by such Person or Persons. The Depositary shall execute and deliver such Receipts at its Principal Office and at such other offices, if any, as it may designate. Delivery at other offices shall be at the risk and expense of the Person requesting such delivery. However, in each case, such delivery will be made only upon payment to the Depositary of the fee of the Depositary by the Company (unless payable by the holder) as provided in Section 5.7, for the execution and delivery of such Receipt and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Preferred Stock.





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         SECTION 2.4 OPTIONAL REDEMPTION OF PREFERRED STOCK. (a) The Company
shall have the right to redeem the Preferred Stock in accordance with the terms of the Preferred Stock. Whenever the Company shall elect to redeem shares of Preferred Stock pursuant to the terms of the Preferred Stock, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary notice of the date of such proposed redemption of Preferred Stock and of the number of shares held by the Depositary to be so redeemed not later than five days prior to the proposed mailing date of the notice referenced below; PROVIDED, HOWEVER, that if such notice by the Company is not accompanied by copies of the materials to be mailed to the Record Holders, such notice must be given no later than 10 days prior to the date of such mailing. On the date of such redemption, PROVIDED that the Company shall then have deposited with the Depositary the amount of cash necessary to effect such redemption, the Depositary shall redeem the number of Depositary Shares representing such Preferred Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Preferred Stock to be redeemed, by first class postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "Redemption Date"), to the Record Holders on the record date for such redemption (determined pursuant to Section 4.4) of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such Record Holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such Record Holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other Record Holders. Each such notice shall state the record date for the purposes of such redemption; the Redemption Date; the number of Depositary Shares to be redeemed and, if less than all of the Depositary Shares held by any such Record Holder are to be redeemed, the number of such Depositary Shares held by such Record Holder to be so redeemed; the amount of cash to be received by such Record Holder; the place or places where Receipts evidencing Depositary Shares are to be surrendered for cash; and that dividends in respect of the Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue at the close of business on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly as may be) or in any other equitable manner determined by the Depositary to be consistent with the method determined by the Board of Directors with respect to the Preferred Stock.

                  (b) Notice having been mailed by the Depositary as described in Section 2.4(a), from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in Section 2.4(a)), all dividends in respect of the shares of Preferred Stock so called for redemption shall cease to accrue, the Depositary Shares being so redeemed shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares shall cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary for the consideration therefor specified in said notice, plus all money and other property, if any, represented by such Depositary Shares, including all amounts, if any, paid by the Company in respect of dividends which on the Redemption Date have accrued on the shares of Preferred Stock to be so redeemed




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and have not theretofore been paid. If less than all of the Depositary Shares evidenced by any Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption. The foregoing shall further be subject to the terms and conditions of the Preferred Stock, as set forth in the Certificate of Incorporation and Certificate of Designation.

                  (c) Any balance of monies deposited by the Company for the purpose of redeeming Preferred Stock underlying the Depositary Shares and unclaimed by the holders of the Depositary Shares entitled thereto at the expiration of two years from the Redemption Date shall be repaid, together with any interest or earnings thereon, if any, to the Company. After any such repayment, such holders of Depositary Shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

         SECTION 2.5 CONVERSION OF DEPOSITARY SHARES. (a) The Depositary Shares held by any holder of a Receipt or Receipts may, at the option of such holder, be converted, in whole, or from time to time in part (but only in lots of ten Depositary Shares or integral multiples thereof if less then all the Depositary Shares held by such holder are being converted), into shares of Common Stock upon the same terms and conditions as the Preferred Stock, except that the number of shares of Common Stock received upon conversion of each Depositary Share will be equal to the number of shares of Common Stock received upon conversion of one share of Preferred Stock divided by ten. Whenever a holder of a Receipt or Receipts shall elect to convert the Depositary Shares represented by such Receipt or Receipts into shares of Common Stock pursuant to the terms of the Preferred Stock, such holder shall deliver to the Depositary or any of the Depositary's Agents the Receipt or Receipts evidencing the Depositary Shares to be converted, together with a written notice of conversion and an assignment of the Receipt or Receipts to the Company or in blank, in form reasonably acceptable to the Depositary. In addition, if such holder surrenders such Depositary Shares for conversion during the period from the close of business on any record date fixed pursuant to Section 4.4 for the payment of dividends until the opening of business of the dividend payment date corresponding to such record date (the "Dividend Payment Date"), such Receipt or Receipts shall be accompanied by a payment in cash, Common Stock or a combination thereof (depending on the method of payment that the Company has chosen to pay the dividend) in an amount equal to the dividend payable on the Dividend Payment Date, unless such Depositary Shares have been called for redemption on a Redemption Date occurring during the period from the close of business on such record date until the close of business on the business day immediately following the Dividend Payment Date. The dividend payment with respect to Depositary Shares called for redemption on a date during the period from the close of business on such record date to the close of business on the business day immediately following the Dividend Payment Date will be payable on the Dividend Payment Date to the Record Holder of such Depositary Shares on such record date, notwithstanding the conversion of such Depositary Shares after such record date and prior to the Dividend Payment Date, and the holder converting such Depositary Shares need not include a payment of such dividend amount upon surrender of such Depositary Shares. Each conversion of Depositary Shares shall be deemed to have been effected immediately before the




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close of business on the date on which the requirements specified in the preceding sentence shall have been satisfied (the "Conversion Date").

                  (b) If a holder of a Receipt elects to convert less than all of the Depositary Shares evidenced by a Receipt, the Depositary will deliver to the holder of the Receipt upon its surrender to the Depositary a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not converted, together with a certificate for the shares of Common Stock issued upon conversion. The foregoing shall further be subject to the terms and conditions of the Preferred Stock, as set forth in the Certificate of Incorporation and Certificate of Designation.

                  (c) No fractional shares of Common Stock will be issued upon conversion of Depositary Shares. If such conversion would otherwise result in a fractional share of Common Stock being issued, the Company shall cause to be delivered to the holder of such Depositary Shares an amount in cash for such fractional share as provided in the Certificate of Designations.

                  (d) From and after the Conversion Date, the Depositary Shares being converted shall be deemed no longer to be outstanding, all dividends with respect to the shares of Preferred Stock converted shall cease to accrue, all rights of the holders of Receipts evidencing such Depositary Shares shall, to the extent of such Depositary Shares, cease and terminate, except the right to receive shares of Common Stock into which the Depositary Shares have been converted and the right to receive any money or other property to which the holders of such Receipts were entitled upon conversion (including all amounts, if any, paid by the Company in respect of dividends which, on the Conversion Date, have accrued on the shares of Preferred Stock to be converted and have not theretofore been paid).

         SECTION 2.6 TRANSFER OF RECEIPTS. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Receipts upon any surrender thereof at the Depositary's Principal Office by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the Person entitled thereto evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

         SECTION 2.7 COMBINATIONS AND SPLIT-UPS OF RECEIPTS. Upon surrender of a Receipt or Receipts at the Depositary's Principal Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested, evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

         SECTION 2.8 SURRENDER OF RECEIPTS AND WITHDRAWAL OF PREFERRED STOCK.
(a) Any holder of a Receipt or Receipts representing any number of whole shares of Preferred Stock may withdraw the Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's





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Principal Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the Person or Persons designated by such holder as hereinafter provided, the number of whole shares of Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal. If the Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon his order, a new Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of Preferred Stock (or cash in lieu thereof) be distributed by the Depositary. Delivery of the Preferred Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

                  (b) If the Preferred Stock and the money and other property being withdrawn are to be delivered to a Person or Persons other than the Record Holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Stock, such Record Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Record Holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

                  (c) Delivery of the Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at its Principal Office, except that at the request, risk and expense of the holder that surrendered such Receipt or Receipts, and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

         SECTION 2.9 LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER, SPLIT-UP, COMBINATION AND SURRENDER OF RECEIPTS. (a) As a condition precedent to the execution and delivery, transfer, split-up, combination or surrender of any Receipt, the Depositary, or any of the Depositary's Agents, or the Company, may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Preferred Stock being deposited or withdrawn), (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

                  (b) The deposit of Preferred Stock may be refused, or the delivery of Receipts against Preferred Stock may be suspended or the transfer of Receipts may be refused, or the transfer, split-up, combination or surrender of outstanding Receipts may be suspended (i) during any period when the register of Stockholders of the Company is closed, or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or, with the approval of the Company, for any other reason.

         SECTION 2.10 LOST RECEIPTS, ETC. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (a) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary and the Company of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and (b) the furnishing of the Depositary and the Company with an indemnity bond or other reasonable indemnification satisfactory to them.

         SECTION 2.11 CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Depositary or any of the Depositary's Agents shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary shall, unless otherwise directed by the Company, hold on behalf of the Company such Receipts so cancelled.

                                   ARTICLE III

                         CERTAIN OBLIGATIONS OF HOLDERS
                           OF RECEIPTS AND THE COMPANY

         SECTION 3.1 FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any Person presenting Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery or delay the transfer, redemption or exchange of any receipt or the withdrawal of the Preferred Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

         SECTION 3.2 PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt evidencing Depositary Shares or with respect to the Preferred Stock (or any fractional interest therein) represented by such Depositary Shares, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder of such Receipt, subject to certain exceptions set forth in Section 5.7. Transfer of any Receipt or any withdrawal of Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld, or any part or all of the Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency.

         SECTION 3.3 REPRESENTATIONS AND WARRANTIES AS TO PREFERRED STOCK. In the case of the initial deposit of the Preferred Stock, the Company and, in the case of subsequent deposits thereof, each Person so depositing Preferred Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Preferred Stock and each certificate therefore are valid and that the Person making such deposit is duly authorized so to do. The Company hereby further represents and warrants that the Preferred Stock, when issued, will be validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Preferred Stock and the issuance of Receipts.

                                   ARTICLE IV

                        THE DEPOSITED SECURITIES; NOTICES

         SECTION 4.1 CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution on Preferred Stock, including any cash Liquidated Damages, the Depositary shall, subject to Section 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to
Section 4.4 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Record Holders; PROVIDED, HOWEVER, that in case the Company or the Depositary shall be required to withhold and does from any cash dividend or other cash distribution in respect of the Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders of Receipts then outstanding.

         SECTION 4.2 DISTRIBUTIONS OTHER THAN CASH. Whenever the Depositary shall receive any distribution upon the Preferred Stock, including any Liquidated Damages, in shares of Common Stock, the Depositary shall, subject to
Section 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4, such shares of Common Stock received by it in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, except that the Depositary may not distribute fractional shares of Common Stock. If in the opinion of the Company, after consultation with the Depositary, such distribution cannot be made proportionately among such Record Holders, or if for any reason

(including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, at the direction of the Company, adopt such method as the Company deems equitable and practicable for the purpose of effecting such distribution, including the sale at public sale of the other securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. No fractional shares of Common Stock will be issued as a distribution on the Preferred Stock and, if such distribution would otherwise result in a fractional share of Common Stock being issued, the Depositary shall sell the total number of shares of Common Stock that would have been represented by such fractional shares at public sale at such place or places and upon such terms it deems proper. The net proceeds of any sale made pursuant to this Section 4.2 shall, subject to Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash.

         SECTION 4.3 SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. (a) If the Company shall at any time offer or cause to be offered to the Persons in whose names Preferred Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the Company may determine, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Company in its discretion with the approval of the Depositary; PROVIDED, HOWEVER, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Company, in its discretion (with the approval of the Depositary, in any case where the Company has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

                  (b) If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will promptly file a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the Company provides to the Depositary an opinion of counsel stating that the securities to which such rights, preferences or privileges relate have been registered under the Securities Act of 1933 or do not need to be registered under such Act.

                  (c) If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

         SECTION 4.4 NOTICE OF DIVIDENDS; FIXING OF RECORD DATE FOR HOLDERS OF RECEIPTS. Whenever (a) any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to Preferred Stock, or (b) the Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice or of any election on the part of the Company to redeem any shares of Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect tithe Preferred Stock) for the determination of the Record Holders of Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or (z) whose Depositary Shares are to be redeemed.

         SECTION 4.5 VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the holders of Receipts at the close of business on a specified record date determined pursuant to Section 4.4 will be entitled, subject to any applicable provision of law and of the Certificate of Incorporation or the Authorizing Resolution, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective Depositary Shares, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a Record Holder of a Receipt, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fraction of a share of Preferred Stock, the Depositary shall aggregate such fraction with all other fractions resulting from requests with the same voting instructions and shall vote the number of whole shares resulting from such aggregation in accordance with the instructions received in such requests. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted. In the absence of specific written instructions from the Record Holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

         SECTION 4.6 CHANGES AFFECTING DEPOSITED SECURITIES AND RECLASSIFICATIONS, RECAPITALIZATIONS, ETC. Upon any change in par or stated value, split-up, consolidation or any other reclassification of the Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary shall, upon the instructions of the Company and in such manner as the Company may deem equitable, (a) make such adjustments in (i) the fraction of an interest represented by one Depositary Share in one share of Preferred Stock and (ii) the ratio of the redemption price per Depositary Share to the redemption price of a share of Preferred Stock in each case as may be necessary to fully reflect the effects of such change in par or stated value, split-up, consolidation or other reclassification of the Preferred Stock, or of such recapitalization, reorganization, merger, amalgamation or such consolidation or sale and (b) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or otherwise in respect of the Preferred Stock as new deposited securities under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new deposited securities so received. In any such case the Company may, in its discretion, direct the Depositary to execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

         SECTION 4.7 REPORTS. The Depositary shall make available for inspection by Record Holders of Receipts at its Principal Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Preferred Stock unless at the time of or prior to receipt the Company advises the Depositary that such reports or communications have not been made generally available to the holders of Preferred Stock.

         SECTION 4.8 LISTS OF RECEIPT HOLDERS. Upon request from time to time by the Company, the Depositary shall, without unreasonable delay, furnish to the Company a list, as of a recent date, of the names, addresses and holdings of Preferred Stock by all Persons in whose names Receipts are registered on the books of the Depositary.

                                    ARTICLE V

                         THE DEPOSITARY AND THE COMPANY

         SECTION 5.1 MAINTENANCE OF OFFICE, AGENCIES, TRANSFER BOOKS BY THE DEPOSITARY REGISTRAR. (a) Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at its Principal Office facilities for the execution and delivery, transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

                  (b) The Depositary shall keep books at its Principal Office for the transfer of Receipts, which books at all reasonable times shall be open for inspection by the Record Holders of Receipts, unless the Company advises the Depositary in a particular instance that such inspection is not for a proper purpose reasonably related to such Person's interest as an owner of Depositary Shares evidenced by the Receipts. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                  (c) If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be quoted on the NYSE, the Company may, upon consultation with the Depositary, appoint a Registrar for registry of such Receipts or Depositary Shares in accordance with the requirements of the NYSE. Such Registrar (which may be the Depositary if so permitted by the requirements of the NYSE) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts of such Depositary Shares or such Preferred Stock are listed on one or more stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Receipts or such Depositary Share or such Preferred Stock as may be required by law or applicable stock exchange regulation.

         SECTION 5.2 PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY, THE DEPOSITARY'S AGENTS OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law, or regulation thereunder of the United States of America, or of any other governmental authority or, in the case of the Depositary or any of the Depositary's Agents, by reason of any provision, present or future, of the Certificate of Incorporation or the Authorizing Resolution or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from or delayed in doing or performing any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

         SECTION 5.3 OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS AND THE COMPANY. (a) Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligations or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

                  (b) Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Preferred Stock, Depositary Shares or Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                  (c) Neither the Depositary nor any Depositary's Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any Person presenting Preferred Stock for deposit, any holder of a Receipt or any other Person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (d) The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

         SECTION 5.4 RESIGNATION AND REMOVAL OF THE DEPOSITARY, APPOINTMENT OF SUCCESSOR DEPOSITARY. (a) The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                  (b) The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                  (c) In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America. Each successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the Record Holders of Receipts.

                  (d) Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may authenticate the Receipts in the name of the predecessor depositary or in the name of the successor depositary.

         SECTION 5.5 CORPORATE NOTICES AND REPORTS. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law, by the rules of any national securities exchange or the Nasdaq National Market upon which the Preferred Stock, the Depositary Shares or the Receipts are listed or by the Certificate of Incorporation (including the Certificate of Designations) and the Authorizing Resolution to be furnished by the Company to holders of Preferred Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the holders of Receipts (at the Company's expense) such other documents as may be requested by the Company.

         SECTION 5.6 INDEMNIFICATION BY THE COMPANY. (a) The Company agrees to indemnify the Depositary and its directors, employees and agents (including any Depositary's Agent and any Registrar) against, and hold each of them harmless from, any loss, liability or expense (including reasonable costs of investigation, court costs, and attorneys' fees and disbursements) which may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement, as the same may be amended, modified or supplemented from time to time, and of the Receipts (i) by the Depositary, and Registrar or any of their respective officers, employees or agents (including any Depositary's Agent), except for any loss, liability or expense arising out of negligence, bad faith or willful misconduct on the part of any such Person or Persons, or (ii) by the Company or any of its agents.

                  (b) Any Person seeking indemnification hereunder (an "indemnified person") shall notify the Company of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this
Section 5.6). In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to the Company. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, (ii) the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of such indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Company. Anything in this subsection to the contrary notwithstanding, the Company shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

                  (c) The obligations provided in this Section 5.6 shall survive the termination of this Deposit Agreement and the succession or substitution of any Person indemnified hereby.

         SECTION 5.7 CHARGES AND EXPENSES. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay any and all fees of the Depositary as shall be agreed to between the Company and the Depositary, and all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Receipts, distribution of information to the holders of Receipts with respect to matters on which holders of Preferred Stock are entitled to vote, withdrawals of the Preferred Stock by holders of the Receipts and any redemption or conversion of the Depositary Receipts. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other reasonable charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company monthly or at such other intervals as the Company and the Depositary may agree.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

         SECTION 6.1 AMENDMENT. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose any fees, taxes or charges (other than fees and charges provided for herein), or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Record Holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.8 and 2.9 and Article III, of any owner of any Receipts to instruct the Depositary to deliver to the holder of Receipts representing whole shares of Preferred Stock the whole shares of Preferred Stock represented by such Receipts and all money and other property, if any, represented by such Receipts, except in order to comply with mandatory provisions of applicable law.

         SECTION 6.2 TERMINATION. (a) Whenever so directed by the Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the Record Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.





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

                  (b) If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depository thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to (i) collect dividends and other distributions pertaining to the Preferred Stock, (ii) to deliver the dividends and distributions and the net proceeds from any sales of rights, preferences or privileges as provided in this Deposit Agreement, and (iii) deliver the Preferred Stock and any money and other property, without liability for interest thereon, represented by Receipts upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary shall sell the Preferred Stock then held hereunder at public or private sale, at such places and upon such terms as the Depositary deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and money and other property. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.6 and 5.7.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1 COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Principal Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

         SECTION 7.2 EXCLUSIVE BENEFITS OF PARTIES. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

         SECTION 7.3 INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 7.4 NOTICES. (a) Any and all notices to be given to the Company hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telecopy confirmed by letter, addressed to the Company at 951 Yamato Road, Boca Raton, Florida 33431-0700, Attention: Treasurer, Telecopy: (561) 989-7140, or at any other place to which the Company may specify in writing to the Depositary.

                  (b) Any and all notices to be given to the Depositary hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopy confirmed by letter, addressed to the Depositary, at BankBoston, N.A., c/o Boston Equiserve Limited Partnership, 150 Royall Street, Canton, MA, 02021,
Attention: Client Administration, Telecopy: (781) 575-2549, or at any other place to which the Depositary may specify in writing to the Company.

                  (c) Any and all notices given to a Record Holder of a Receipt hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopy confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

                  Delivery of a notice sent by mail or by telecopy shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telecopy message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company, may, however, act upon any telecopy message received by it from the other or from any holder of a Receipt, notwithstanding that such telecopy message shall not subsequently be confirmed by letter as aforesaid.

         SECTION 7.5 DEPOSITARY'S AGENTS. The Depositary may from time to time appoint Depositary's Agents to act in any respect or the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents. The Depositary will notify the Company of any such action. The Depository may also subcontract for performance of services hereunder with Boston Equiserve Limited Partnership, a Delaware limited partnership.

         SECTION 7.6 HOLDERS OF RECEIPTS ARE PARTIES. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

         SECTION 7.7 GOVERNING LAW. The Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the internal laws of the State of New York without reference to the principles of conflicts of law thereof. The Company and the Depositary agree that the federal courts in the State of New York for the Southern District of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the nonexclusive jurisdiction of such courts.

         SECTION 7.8 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE DEPOSITARY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT BY THE OTHER PARTY ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

         SECTION 7.9 ASSIGNMENT. This Deposit Agreement may not be assigned by either the Company or the Depositary without the consent of the other party.

         SECTION 7.10 HEADINGS. The headings of articles and sections in this Deposit Agreement and in the form of a Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

                                      * * *

         IN WITNESS WHEREOF, Sensormatic Electronics Corporation and BankBoston, N.A. have duly executed this Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.



                                          SENSORMATIC ELECTRONICS CORPORATION



Attest: /s/ Avis M. Peterson              By: /s/ Garrett E. Pierce
        --------------------------            ----------------------------------
            Avis M. Peterson                   Name: Garrett E. Pierce
                                               Title: Senior Vice Presdient and
                                                      Chief Financial Officer


                                          BANKBOSTON, N.A.



Attest: /s/ Carol Mulvey-Eori             By: /s/ Katherine Anderson
        --------------------------            ----------------------------------
            Carol Mulvey-Eori                  Name: Katherine Anderson
                                               Title: Administration Manager





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